UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39268	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

CFO Resignation

On June 24, 2024, the Board of Directors (the “Board”) of NN, Inc. (the “Company”) announced that Michael C. Felcher, Senior Vice President, Chief Financial Officer, tendered his resignation from the Company, effective as of the close of business on June 24, 2024. Mr. Felcher’s departure is not the result of any disagreement with the Company with respect to any matter relating to the Company’s operations, policies or practices, including its accounting procedures.

Additionally, the Company and Mr. Felcher have entered into a Consulting Agreement (the “Consulting Agreement”), effective as of June 25, 2024 (the “Transition Date”), to facilitate an orderly transition. The Consulting Agreement provides that, in exchange for his provision of transition services, the Company will compensate Mr. Felcher at an hourly rate of $230 per hour for a period of one month. The term of the Consulting Agreement will automatically renew for successive one month periods unless earlier terminated by either party upon seven days’ prior written notice. Finally, as required to receive the benefits under his previously disclosed Separation Agreement, Mr. Felcher provided the Company with a general release of all claims.

The foregoing description of the terms of the Consulting Agreement is only a summary and is qualified in its entirety by the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”).

CFO Appointment

In connection with Mr. Felcher’s departure, the Board also announced that Christopher H. Bohnert has been appointed to fill the newly-created vacancy of Senior Vice President, Chief Financial Officer, effective as of the Transition Date. Mr. Bohnert has more than 30 years of global financial experience across a wide variety of industries. He previously served as advisor to the CEO at Commercial Vehicle Group (“CVGI”), a publicly traded manufacturer of electrical, mechanical and seating systems for electric and internal combustion engine commercial vehicles, as well as warehouse automation and robotic systems to retailers and ecommerce shippers, from September 2022 to June 2024. Prior to that, from October 2020 to September 2022, Mr. Bohnert was Chief Financial Officer of CVGI. Prior to his experience at CVGI, Mr. Bohnert served as Chief Financial Officer of Finished Lubricants & Chemicals from 2017 to October 2020. Mr. Bohnert holds a Bachelor of Science degree in Business Administration, Economics, and Accountancy from the University of Missouri and a Master of Science in Accountancy from the University of South Carolina. Mr. Bohnert is also a Certified Public Accountant (inactive status).

The Company and Mr. Bohnert have entered into a letter of understanding (the “Letter of Understanding”), setting forth the terms of his employment, compensation and relocation benefits. Pursuant to the Letter of Understanding, Mr. Bohnert’s annual base salary will be $425,000, and he will be eligible to receive an annual incentive award under the Company’s Executive Incentive Compensation Program, which is based on a target amount of 50% of his annual base salary, with a guaranteed minimum bonus of $60,000 for 2024. The Letter of Understanding also provides that Mr. Bohnert will not be eligible to participate in the Company’s long-term equity incentive program until 2029.

As an inducement material to his entering into employment with the Company, Mr. Bohnert was granted as of the Transition Date a one-time conditional equity grant, consisting of (i) 189,000 time-vesting restricted stock units, which will vest ratably in one fifth increments on each of the first five anniversaries of the Transition Date (the “RSU Award”); and (ii) 287,000 performance-vesting restricted stock units (“PSUs”) that will be realized incrementally upon certain increases in the price of the Company’s common stock, par value $0.001 per share, over a five-year performance period (the “PSU Award” and together with the RSU Award, the “Inducement Grants”). The RSU Award was granted pursuant to that certain Restricted Share Award Agreement (the “RSU Award Agreement”), and the PSU Award was granted pursuant to that certain Performance Share Unit Award Agreement (the “PSU Award Agreement”), each to be effective as of the Transition Date.

The Company entered into its standard form of separation agreement with Mr. Bohnert (the “Separation Agreement”), to be effective as of the Transition Date. Under the Separation Agreement, if terminated by the Company without cause or if Mr. Bohnert resigns with “Good Reason”) (as defined in the Separation Agreement”), Mr. Bohnert would receive: (i) payment of Mr. Bohnert’s base salary (as of the date of termination) for a period of 18 months, (ii) any vested rights in accordance with the terms of his RSU Award Agreement and PSU Award Agreement, and (iii) a lump sum payment in an amount equal to twelve (12) months of monthly premiums that Mr. Bohnert would be required to pay to continue the group health coverage for himself and/or his eligible dependents. The Separation Agreement also includes non-competition and non-solicitation obligations of Mr. Bohnert for the period ending when the salary continuation benefit ends or, in circumstances not entitling Mr. Bohnert to such salary continuation, on the date one year after the termination of his employment with the Company.

Further, under the Separation Agreement, if terminated within the twenty-four month period following a change of control (i.e., a “double-trigger”), as defined therein, Mr. Bohnert will receive: (i) a lump sum payment equal to the sum of 1.5 times his base salary (as of the date of termination) plus 1.5 times his target bonus, (ii) any vested rights in accordance with the terms of his RSU Award Agreement and PSU Award Agreement, and (iii) a lump sum payment in an amount equal to twenty-four (24) months of monthly premiums that Mr. Bohnert would be required to pay to continue the group health coverage for himself and/or his eligible dependents.

The Company also entered into its standard form of indemnification agreement with Mr. Bohnert (the “Indemnification Agreement”), to be effective as of the Transition Date, pursuant to which the Company will agree to hold harmless and indemnify Mr. Bohnert generally to the full extent permitted by applicable law and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which Mr. Bohnert is made a party by reason of the fact that he has, is or that the time becomes a director or officer of the Company or any other entity at the request of the Company.

The foregoing descriptions of the terms of the Letter of Understanding, RSU Award Agreement, PSU Award Agreement, Separation Agreement and Indemnification Agreement are only summaries and are qualified in their entirety by the full text of (i) the Letter of Understanding, a copy of which is filed as Exhibit 10.2 to this Current Report; (ii) the RSU Award Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report; (iii) the PSU Award Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report; (iv) the Separation Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K; and (v) the Indemnification Agreement, a copy of which is filed as Exhibit 10.6 to this Current Report, each of which are incorporated herein by reference.

There are no arrangements or understandings between Mr. Bohnert and any other persons pursuant to which he was appointed as Senior Vice President, Chief Financial Officer of the Company. There are no family relationships between Mr. Bohnert and any of the Company’s directors or other executive officers, and Mr. Bohnert is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K

ITEM 7.01	REGULATION FD DISCLOSURE.

On June 24, 2024, the Company issued a press release regarding Mr. Felcher’s resignation and Mr. Bohnert’s appointment as Senior Vice President, Chief Financial Officer. A copy of this press release is included as Exhibit 99.1 to this Current Report.

The information, including the press releases, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement by and between NN, Inc. and Michael C. Felcher.

10.2	Letter of Understanding by and between NN, Inc. and Christopher H. Bohnert.

10.3	Restricted Share Award Agreement by and between NN, Inc. and Christopher H. Bohnert.

10.4	Performance Share Unit Award Agreement by and between NN, Inc. and Christopher H. Bohnert.

10.5	Separation Agreement by and between NN, Inc. and Christopher H. Bohnert.

10.6	Indemnification Agreement by and between NN, Inc. and Christopher H. Bohnert.

99.1	Press Release, dated June 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024

NN, INC.

By:	/s/ Harold C. Bevis
Name:	Harold C. Bevis
Title:	President, Chief Executive Officer and Director